Exhibit 99.3

HWH International Inc. and Subsidiaries

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended

September 30, 2023 and 2022

HWH International Inc. and Subsidiaries

Table of Contents

Page
Condensed Consolidated Balance Sheets as of September 30, 2023 and December 31, 2022	2
Condensed Consolidated Statements of Operations and Comprehensive Loss for the nine months ended September 30, 2023 and 2022 (as combined and restated)	3
Condensed Consolidated Statements of Changes in Stockholders’ Equity for the nine months ended September 30, 2023 and 2022 (as combined and restated)	4
Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2023 and 2022 (as combined and restated)	5
Note to Condensed Consolidated Financial Statements	6

1

HWH International Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30, 2023	December 31, 2022
ASSETS

Current Assets
Cash	$1,041,851	$1,651,088
Accounts Receivable, net	24,189	9,070
Inventory	25,844	34,126
Other receivables	142,759	140,543
Convertible note receivable - related party	326,146	197,255
Prepaid expenses	19,555	17,828
Total Current Assets	$1,580,344	$2,049,910

Non-Current Assets
Property and Equipment, net	$138,518	$166,338
Investment in associate, related parties	136,565	207,402
Deposits	286,822	305,036
Operating lease right-of-use assets, net	694,152	973,069
Total Non-Current Assets	$1,256,057	$1,651,845

TOTAL ASSETS	$2,836,401	$3,701,755

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$164,810	$63,354
Accrued commissions	81,797	143,383
VAT payable	101,275	101,373
Due to related parties, net	1,898,753	1,663,668
Operating lease liabilities - Current	451,651	419,303
Deferred revenue	-	21,198
Total Current Liabilities	$2,698,286	$2,412,279

Non-Current Liabilities
Operating lease liabilities - Non-current	$254,702	$559,330
Total Non-Current Liabilities	$254,702	$559,330

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, US$0.001 par value; 10,000,000 shares authorized; none issued and outstanding as of September 30, 2023 and December 31, 2022	$-	$-
Common stock, US$.001 par value; 500,000,000 shares authorized; 10,000 shares issued and outstanding as of September 30, 2023, and 50,000,000 shares authorized; 10,000 shares issued and outstanding as of December 31, 2022	10	10
Accumulated other comprehensive loss	(188,909)	(195,203)
Retained earnings	73,389	930,175
Total HWH International Inc. Stockholders’ equity	$(115,510)	$734,982
Non-controlling interests	(1,077)	(4,836)
Total Stockholders’ Equity	(116,587)	730,146

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,836,401	$3,701,755

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

2

HWH International Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022 (As combined and restated

Revenues:
- Membership	$12,301	$709,130
- Non-membership	610,366	303,990
Total Revenue	$622,667	$1,013,120

Cost of revenues
- Membership	$(13,837)	$(493,269)
- Non-membership	(223,987)	(99,864)
Total Cost of revenue	$(237,824)	$(593,133)

Gross profit	$384,843	$419,987

Operating expenses:
General and administrative expenses	$(1,325,599)	$(1,126,136)
Total operating expenses	$(1,325,599)	$(1,126,136)

Other income (expense)
Other income	$161,330	$119,058
Loss on equity method investment, related party	(73,601)	-
Total Other Income	$87,729	$119,058

Loss before provision for income taxes	$(853,027)	$(587,091)

Provision for income taxes	-	-

Net loss	$(853,027)	$(587,091)

Less: Net income attributable to the non-controlling interests	$3,759	$-

Net loss attributable to common shareholders	$(856,786)	$(587,091)

Other Comprehensive Income, Net of Tax:
Foreign currency translation adjustments	$6,294	$68,547
Total Other Comprehensive Income, Net of Tax:	$6,294	$68,547

Comprehensive Loss	$(850,492)	$(518,544)

Weighted average number of shares of common stock outstanding - basic and diluted	10,000	10,000

Net loss per common share - basic and diluted	$(85.68)	$(58.71)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

3

HWH International Inc. and Subsidiaries

Condensed Consolidated Statements of Changes in Stockholders’ Equity

	Common stock (shares)	Common stock (amount)	Accumulated Other Comprehensive Loss	Retained Earnings	Total HWH Int’l Inc. Stockholders’ equity	Non- controlling interests	Total Stockholders’ equity
		USD	USD	USD	USD	USD	USD

Balances at December 31, 2021	10,000	$10	$(161,899)	$1,758,474	$1,596,585	-	$1,596,585

Net loss				$(587,091)	$(587,091)	-	$(587,091)
Foreign currency translation adjustment			$(68,547)	-	$(68,547)		$(68,547)

Balances at September 30, 2022 (as combined and restated)	10,000	$10	$(93,352)	$1,171,383	$1,078,041	-	$1,078,041

Balances at December 31, 2022	10,000	$10	$(195,203)	$930,175	$734,982	$(4,836)	$730,146

Net loss	-	-		$(856,786)	$(856,786)	$3,759	$(853,027)
Foreign currency translation adjustment	-	-	$6,294	-	$6,294	-	$6,294

Balances at September 30, 2023	10,000	$10	$(188,909)	$73,389	$(115,510)	$(1,077)	$(116,587)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

4

HWH International Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022 (as combined and restated)
Cash flows from operating activities:
Net loss	$(853,028)	$(587,091)

Adjustments to reconcile net loss to net cash used in operating activities:
Unrealized (gain) loss on related party transactions	(3,049)	2,742
Loss on equity method investment, related party	70,336	53,768
Depreciation expense	43,385	23,703
Non-cash lease expense	382,080	253,475
Deferred tax assets	-	65,897
Inventory written off expenses	9,743	-

Change in operating assets and liabilities:
Receivable from related party	(4,006)	150,105
Convertible note receivable - related party	(133,051)	(71,673)
Other receivables	(32,312)	(8,029)
Prepaid commissions	6,385	247,953
Deposits	975	(56,871)
Inventory	(3,358)	2,869
Accounts payable and accrued expenses	102,079	20,130
Accrued commissions	(52,076)	38,702
Income tax payable	-	(31,752)
Value added tax withheld	6,305	12,119
Deferred revenue	(20,269)	(540,769)
Operating Lease Liabilities	(365,881)	(226,109)
Net cash used in operating activities	$(845,742)	$(650,831)

Cash flows from investing activities:
Purchases of property and equipment	$(13,395)	$(149,597)
Net cash used in investing activities	$(13,395)	$(149,597)

Cash flows from financing activities:
Advance from related parties	269,126	614,844
Net cash provided by financing activities	$269,126	$614,844

Net (decrease) in cash and cash equivalents	(590,011)	(185,584)
Effects of Foreign Exchange Rate on Cash	(19,226)	(371,996)
Cash at beginning of period	1,651,088	2,650,814
Cash at end of period	$1,041,851	$2,093,234

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Initial Recognition of Operating Lease Right-Of-Use Asset and Liability	$75,764	$876,382

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

5

HWH International Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 1. Nature of Operations

HWH International Inc. (“HWH”) and its consolidated subsidiaries (collectively, the “Company”) operate F&B business in Singapore and South Korea. The Company operates a membership model in which individuals pay an upfront membership fee to become members. As members, these individuals receive discounted access to products and services offered by the Company’s affiliates. Previously, the Company had approximately 9,000 members, primarily in South Korea. Currently, this membership business has been temporarily stopped.

A reorganization of the Company’s legal entity structure was completed in July 2022. The reorganization involved the incorporation of HWH in March 2022 and the acquisition of companies under common control, F&B Holding Pte. Ltd. And F&B One Pte. Ltd in July 2022,as wholly owned subsidiaries of HWH. HWH is wholly-owned by Alset International Limited, a public company listed on the Singapore Exchange Securities Trading Limited. In the transactions under common control, financial statements and financial information were presented as of the beginning of the period as though the assets and liabilities had been transferred at that date. Prior years also were retrospectively adjusted to furnish comparative information.

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The Company mainly focused on the F&B business in 2023. During the nine months ended September 30, 2023, and 2022, substantially all of the Company’s business was generated by its wholly owned subsidiaries, 2% and 70% from HWH World Inc. (“HWH Korea”) and 98% and 30% from F&B business respectively; 48% and 24% from Alset F&B One Pte. Ltd (“F&B1”), 6% and 2% from Hapi Café Korea Inc.(“HCKI”), 22% and 4% from Hapi Café SG Pte. Ltd. (“HCSGPL”) and 22% and 0% from Alset F&B (PLQ) Pte. Ltd. (“F&BPLQ”). HWH Korea was incorporated in the Republic of Korea (“South Korea”) on May 7, 2019. HWH Korea is in the business of sourcing and distributing dietary supplements and other health products through its network of members in South Korea. HWH Korea generates product sales via its direct sale model as products are sold to its members. Through the use of a Hapi Gig platform that combines e-commerce, social media, and a customized rewards system, HWH Korea equips, trains, and empowers its members. F&B1 was incorporated in Singapore on April 10, 2017, HCSGPL was incorporated in Singapore on April 4, 2022, and F&BPLQ was incorporated in Singapore on November 11, 2022. F&B1, HCSGPL, and F&BPLQ are in the F&B business in Singapore.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The Company’s condensed consolidated financial statements and related notes include all the accounts of the Company and its wholly owned subsidiaries. They have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”). All intercompany transactions have been eliminated in consolidation.

These condensed consolidated financial statements should be read in conjunction with the financial statements and additional information as contained in our Annual Report for the year ended December 31, 2022. Results of operations for the nine months ended September 30, 2023 are not necessarily indicative of the operating results that may be expected for the year ending December 31, 2023. The consolidated balance sheet at September 30, 2023 was derived from the audited consolidated financial statements but does not include all disclosures required by accounting principles generally accepted in the United States of America. The other information in these condensed consolidated financial statements is unaudited but, in the opinion of management, reflects all adjustments necessary for a fair presentation of the results for the periods covered. All such adjustments are of a normal recurring nature unless disclosed otherwise.

Functional and Reporting Currency

The functional and reporting currency of the Company is the United States dollar (“U.S. dollar”). The financial records of the Company’s subsidiaries located in South Korea, Singapore and Hong Kong are maintained in their local currencies, the Korean Won (₩) Singapore Dollar (S$) Hong Kong Dollar (HK$) and Malaysian Ringgit (MYR), which are also the functional currencies of these entities.

Use of estimates

The preparation of the condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the dates of the balance sheets and reported amounts of revenues and expenses during the reporting periods. Estimates are used in determining, among other items, allowance for doubtful accounts, inventory reserve, income taxes and contingencies. Actual results could differ from these estimates.

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Fair Value of Financial Instruments

The Company adopted Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”, for assets and liabilities measured at fair value on a recurring basis. ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying values reported in balance sheets for current assets and liabilities approximate their estimated fair market values based on the short-term maturity of these instruments.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of acquisition to be cash equivalents. There were no cash equivalents as of September 30, 2023 and December 31, 2022.

Inventory

Inventory is stated at the lower of cost or net realizable value. Cost is determined using the first-in, first-out method and includes all costs in bringing the inventories to their present location and condition. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs necessary to make the sale. As of September 30, 2023 and December 31, 2022, inventory consisted of finished goods procured from suppliers. The Company continuously evaluates the need for reserve for obsolescence and possible price concessions required to write-down inventory to its net realizable value. The Company determined that total inventory costed $9,743 write off was required and recorded in cost of revenue (non-membership).

Leases

The Company follows Accounting Standards Update (“ASU”) 2016-02 (FASB ASC Topic 842) in accounting for its operating lease right-of-use assets and operating lease liabilities. At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assess whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset. The right-of-use assets and related lease liabilities are recognized at the lease commencement date. The Company recognizes operating lease expenses on a straight-line basis over the lease term.

Right-of-use of assets

The right-of-use of asset is measured at cost, which comprises the amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received.

Lease liabilities

Lease liability is measured at the present value of the outstanding lease payments at the commencement date, discounted using the Company incremental borrowing rate. Lease payments included in the measurement of the lease liability comprise mainly fixed lease payments.

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Short-term leases and leases of low value assets

The Company has elected to not recognize right-of-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less and leases of low value assets. Lease payments associated with these leases are expensed as incurred.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost, less depreciation. Repairs and maintenance are expensed as incurred. Expenditures incurred as a consequence of acquiring or using the asset, or that increase the value or productive capacity of assets are capitalized. When property and equipment is retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in statement of operations. Depreciation is computed by the reducing balance method (after considering their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Office equipment	3 – 5 years
Furniture and Fittings	3 – 5 years
Kitchen Equipment	3 – 5 years
Operating Equipment	3 – 5 years
Renovation	3 – 5 years

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors.

Deposit:

Deposit represents mostly rental deposit paid for the office used.

Revenue Recognition

ASC 606 – Revenue from Contracts with Customers (“ASC 606”), establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The Company adopted this new standard in 2019 when it was incorporated.

In accordance with ASC 606, revenue is recognized when a customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these goods or services. The provisions of ASC 606 include a five-step process by which the determination of revenue recognition, depicting the transfer of goods or services to customers in amounts reflecting the payment to which the Company expects to be entitled in exchange for those goods or services. ASC 606 requires the Company to apply the following steps:

(1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, performance obligations are satisfied.

The Company generates its revenue primarily from membership fees, product sales and F&B business.

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Membership Fee: The Company collects an annual membership fee from its members. The fee is fixed, paid in full at the time upon joining the membership; the fee is not refundable. The Company’s performance obligation is to provide its members the right to (a) purchase products from the Company, (b) access to certain back-office services, (c) receive commissions and (d) attend corporate events. The associated performance obligation is satisfied over time, generally over the term of the membership agreement which is for a one-year period. The Company recognizes revenue from membership fee over the one-year period of the membership.

Product Sales: The Company’s performance obligation is to transfer ownership of its products to its Members. The Company generally recognizes revenue when product is delivered to its members. Revenue is recorded net of applicable taxes, allowances, refund or returns. The Company receives the net sales price in cash or through credit card payments at the point of sale.

If any member returns a product to the Company on a timely basis, they may obtain a replacement product from the Company for such returned products. We do not have buyback program. However, when the customer requests a return and management decides that the refund is necessary, we initiate the refund after deducting all the benefits that a member has earned. The returns are deducted from our sales revenue on our financial statements. Allowances for product and membership returns are provided at the time the sale is recorded. This accrual is based upon historical return rates for each country and the relevant return pattern, which reflects anticipated returns to be received over a period of up to 12 months following the original sale. Product and membership returns for the nine months ended September 30, 2023 and 2022 were approximately $1,184 and $42,232, respectively. The table below represents a breakout of the returns related to product sales and the returns related to memberships:

	Returns
	Membership	Products	Total
	$	$	$

September 30, 2022	42,232	-	42,232
September 30, 2023	-	1,184	1,184

Food and Beverage: The revenue received from Food and Beverage business for the nine months ended September 30, 2023 and 2022 were $ 609,900 and $ 302,533 respectively.

Deferred Revenue

The Company records all unearned revenue from membership sales as deferred revenue. Deferred revenue of $0 as of September 30, 2023. Deferred revenue of $21,198 as of December 31, 2022 is consisted of unearned membership fee of approximately $21,198.

Contract assets and liabilities

Below is a summary of the beginning and ending balances of the Company’s contract assets and liabilities as of September 30, 2023 and December 31,2022.

	September 30, 2023	December 31, 2022
Prepaid Sales Commission

Balances at the beginning of the period	$6,839	$319,649
Movement for the period	$(6,839)	$(312,810)
Balances at the end of the period	$0	$6,839

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	September 30, 2023	December 31, 2022
Deferred Revenue

Balances at the beginning of the period	$21,198	$700,385
Movement for the period	$(21,198)	$(679,187)
Balances at the end of the period	$0	$21,198

Value-added Tax

The Company is obligated to pay value-added tax (“VAT”), among other things, on its inventory purchase as well as its rent payments and payment of professional fees. As of September 30, 2023 and December 31, 2022, included in other receivables was VAT paid of $140,138 and $136,563, respectively, due primarily to the purchase of inventory and payment of rents and accounting fees.

Similarly, the Company withholds VAT on its product and membership sales. As of September 30, 2023 and December 31, 2022, the Company’s VAT payable amounted to $101,275 and $101,373, respectively, due mainly to product and membership sales in the respective periods. VAT is submitted to the government periodically.

Cost of Revenue

Cost of revenue is consisted of the cost of procuring finished goods from suppliers and related shipping, handling fees from 3rd parties money platform, contractor fee for part-times staff, franchise commission and sales commission from membership business.

Below is a breakdown of the Company’s cost of revenue for the nine months ended September 30,2023 and September 30, 2022, respectively.

	HWH World Inc (Korea)	Hapi Cafe Korea, Inc.	Hapi Café SG Pte Ltd	Alset F&B One Pte Ltd.	Alset F&B (PLQ) Pte. Ltd.	Health Wealth Happiness Pte Ltd	Total
September 30, 2023
Finished Goods	$604	$10,990	$27,859	$45,653	$26,684	$555	$112,345
Related shipping	$7,075	-	-	-	-	-	$7,075
Handling fee	-	-	$3,479	$9,431	$3,123	-	$16,033
Contractor fee	-	-	$3,242	$12,314	$6,423	-	$21,979
Franchise commission	-	-	-	$10,006	$4,055	-	$14,061
Sales Commission	$13,837	-	-	-	-	-	$13,837
Inventory Written Off	$9,743	-	-	-	-	-	$9,743
Depreciation	-	$3,259	$27,722	$9,826	$1,944	-	$42,751
Total of Cost of Revenue	$31,259	$14,249	$62,302	$87,230	$42,229	$555	$237,824

September 30, 2022

Finished Goods	$11,491	-	$11,832	$35,980	-	-	$59,303
Related shipping	$8,170	$13	-	-	-	-	$8,183
Handling fee	-	-	$519	$6,472	-	-	$6,991
Contractor fee	-	-	-	$17,642	-	-	$17,642
Franchise commission	-	-	-	$7,745	-	-	$7,745
Sales Commission	$493,269	.	-	-	-	-	$493,269
Total of Cost of Revenue	$512,930	$13	$12,351	$67,839	-	-	$593,133

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Shipping and Handling Fees

The Company utilizes the practical expedient under ASC 606-10-25-18B to account for its shipping and handling as fulfillment activities, and not a promised service (a revenue element). Shipping and handling fees are included in costs of revenue within the statements of operations.

Commission Expense

The Company compensates its sales leaders with leadership incentives for services rendered, relating to the development, retention, and management of their sales organizations. Leadership incentives are payable based on achieved sales volume, which are recorded in cost of revenue. Member will get 25% commission of the membership fee income if the member successfully refers a new member to subscribe to the membership. The commission will be payable after the referee’s membership is confirmed and been paid by the new member.

Advertising Expenses

Costs incurred for advertising the Company’s products are charged to operations as incurred. Advertising expenses for the nine months ended September 30, 2023 and 2022 were $0 and $0, respectively.

Income Taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred tax asset will not be realized. Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

The Company has not recorded any unrecognized tax benefits. The Company’s policy is to recognize interest and penalties related to income taxes in income tax expense.

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Earnings per Share

Basic earnings per share is computed by dividing the net income attributable to the common shareholders by weighted average number of shares of common stock outstanding during the period. Fully diluted earnings per share is computed similar to basic income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the nine months ended September 30, 2023 and 2022.

Non-controlling interests

Non-controlling interests represent the equity in a subsidiary not attributable, directly or indirectly, to owners of the Company, and are presented separately in the condensed consolidated statements of operation and comprehensive income, and within equity in the Condensed Consolidated Balance Sheets, separately from equity attributable to owners of the Company.

On September 30, 2023 and December 31, 2022, the aggregate non-controlling interests in the Company were ($1,077) and ($4,836), respectively.

Liquidity and Going Concern

In nine months of 2023, we incurred a net loss, a loss from operations and negative cash flow from operations as we expanded our business of operating cafés and restructured our membership business.

Notwithstanding the above, the Company believes that the available cash in bank accounts and anticipated cash from operations is sufficient to fund our operations for at least the next 12 months. The Company’s capital requirements for the planned expansion is based on, among other items, geographical specific property costs, team requirements, and marketing steps needed. Our expansion shall consist of plans to take over leases of existing Hapi Cafes we currently do not own, as we look to add Hapi Cafes over the next two (2) years. If we take over these existing leases, it will require a minimum investment for each lease we take over for each Hapi Café. Proceeds received as a result of the anticipated business combination, will allow us to seek these expansion plans. Depending on the amount of proceeds we raise as part of the anticipated business combination, we may or may not need or seek additional funding or alter our strategic growth plans after the business combination is effectuated.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern and do not contain any adjustments that might be required should the Company be unable to continue as a going concern.

The Company has obtained a letter of financial support from Alset International Limited and Alset Inc., an direct and indirect owner of the Company. Alset International Limited and Alset Inc. committed to provide any additional funding required by the Company and would not demand repayment within the year 2023.

Reclassifications

Certain accounts relating to the prior period have been reclassified to conform to the current year’s presentation. These reclassifications had no effect on net income as previously reported. We separately reclassified a related party receivable on the accompanying condensed consolidated balance sheets.

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Note 3. Restatement of Prior Year Presentation

In preparing our 2023 consolidated financial statements, the Company identified errors in the provision for income taxes. We have restated the 2022 consolidated statement of operations to correct the error. We reclassified our provision for $68,955 in federal income tax expenses to general and administrative expenses in the nine months ended September 30, 2022.

Consolidated Statement of Operations and Other Comprehensive Loss for the Nine Months Ended on September 30, 2022

	As Previously Reported	Note 3. Restatement of Prior Year Presentation #	As Restated As Combined
	USD	USD	USD

Revenue	1,013,120	-	1,013,120
Cost of revenue	(593,133)	-	(593,133)
Gross profit	419,987	-	419,987

Operating expenses:
General and administrative expenses	(1,057,181)	(68,955)	(1,126,136)
Total operating expenses	(1,057,181)	(68,955)	(1,126,136)

Other income	119,058	-	119,058

Loss before provision for income taxes	(518,136)	(68,955)	(587,091)

Provision for income taxes	(68,955)	68,955	-

Net loss	(587,091)	-	(587,091)

Net (loss) income attributable to common stockholders	(587,091)	-	(587,091)

Other comprehensive (loss) income:
Foreign exchange translation adjustment	(18,958)	87,505	(68,547)
Total other comprehensive (loss) income :	(18,958)	87,505	(68,547)

Comprehensive (loss) Income:	(606,049)	87,505	(518,544)

Weighted average number of shares of common stock outstanding - basic and diluted	10,000	10,000	10,000
Net (loss) income per common share - basic and diluted	(58.71)	-	(58,71)

# Being restated provision for income taxes was adjusted from $68,955 to $0 and general and administrative expenses was adjusted from $$1,057,181 to $1,126,136.

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Note 4. Account receivable, net

The receivable at September 30, 2023, December 31, 2022 and 2021 for $24,189, $9,070 and $2,519, respectively, represents collection received by the credit card processor in F&B business and rent receivable. The Company evaluates the related collection risk periodically in determining if the receivable is fully recoverable. The allowance for doubtful accounts represents an estimate of the losses expected to be incurred based on specifically identified customers’ accounts as well as nonspecific amount, when determined appropriate. Generally, the amount of the allowance is primarily decided by division management’s historical experience, the delinquency trends, the resolution rates, the aging of receivables, the credit quality indicators and financial health of specific customers. Based on such evaluation, an allowance for doubtful accounts of $0 was recorded as of September 30, 2023, December 31, 2022 and December 31, 2021.

Note 5. Prepaid commissions

During the normal course of business, the Company pays commission to its members for product sales as well as membership sales. Prepaid commissions are recorded for commission paid on membership sales and recognized as an expense over the same period as the related membership revenue.

Note 6. Inventory

As of September 30, 2023 and December 31, 2022, the balance of finished goods was $25,844 and $34,126. There is $9,743 inventory write off was required and recorded in cost of revenue (non-membership) during the nine months ended September 30, 2023. And there is no provision for slow-moving or obsolete inventory during the nine months ended September 30, 2022.

Note 7. Property and Equipment, net

The components of property and equipment are as follows (in USD):

	HWH World Inc (Korea)	Hapi Cafe Korea, Inc.	Hapi Café SG Pte Ltd	Alset F&B One Pte Ltd.	Alset F&B (PLQ) Pte Ltd.	Total
September 30, 2023
Office equipment	$7,421	-	$15,128	$2,020	$5,224	$29,793
Furniture and Fittings	-	-	$5,495	$36,634	$2,726	$44,855
Kitchen Equipment	-	$2,742	$18,823	-	-	$21,565
Operating Equipment	-	-	$8,243	-	-	$8,243
Renovation	-	$18,331	$99,610	-	-	$117,941

Less: Accumulated depreciation
Office equipment	$(6,219)	-	$(4,673)	$(1,347)	$(1,306)	$(13,545)
Furniture and Fittings	-	-	$(1,831)	$(24,422)	$(606)	$(26,859)
Kitchen Equipment	-	$(941)	$(5,826)	-	-	$(6,767)
Operating Equipment	-	-	$(2,748)	-	-	$(2,748)
Renovation	-	$(5,805)	$(28,155)	-	-	$(33,960)
Total, net	$1,202	$14,327	$104,066	$12,885	$6,038	$138,518

December 31, 2022

Office equipment	$7,949	-	$15,387	$2,055	-	$25,391
Furniture and Fittings	-	-	$5,589	$37,262	-	$42,851
Kitchen Equipment	-	$2,937	$17,320	-	-	$20,257
Operating Equipment	-	-	$8,384	-	-	$8,384
Renovation	-	$19,633	$92,291	-	-	$111,924

Less: Accumulated depreciation
Office equipment	$(6,003)	-	$(1,920)	$(15,526)	-	$(23,449)
Furniture and Fittings	-	-	$(815)	$(856)	-	$(1,671)
Kitchen Equipment	-	$(567)	$(2,673)	-	-	$(3,240)
Operating Equipment	-	-	$(1,223)	-	-	$(1,223)
Renovation	-	$(3,272)	$(9,614)	-	-	$(12,886)
Total, net	$1,946	$18,731	$122,726	$22,935	-	$166,338

For the nine months ended September 30, 2023 and 2022, the Company recorded depreciation expenses of $43,385 and $23,702, respectively.

Note 8. Accrued Commissions

Accrued commissions as of September 30, 2023, and December 31, 2022 represent mainly sales commission payable. For the nine months ended September 30, 2023, and 2022, sales commission expenses of $13,837 and $493,269 respectively, were recorded and included in Cost of Revenue in the income statement.

Note 9. Due to Alset Inc

Alset Inc (“AEI”) is the ultimate holding company that is incorporated in United State of America. The amount due to AEI represents amount paid by AEI on behalf of Hapi Café Inc. for its development. There is no written, executed agreement and no financial/non-financial covenants and the amount due to AEI is non-interest bearing. Since the amount due to AEI is due upon request, it is classified as a current liability. And the amount due to AEI at September 30, 2023 and December 31, 2022 are $202,645 and $202,644 respectively.

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Note 10. Due to Related Parties

Alset International Ltd. (“AIL”) is a fellow subsidiary of the Company that is incorporated in Singapore. The amount due to AIL represents amount paid by AIL on behalf of Health Wealth Happiness Pte. Ltd. For its daily operation. There is no written, executed agreement and no financial/non-financial covenants and the amount due to AIL is non-interest bearing. Since the amount due to AIL is due upon request, it is classified as a current liability. And the amount due to AIL at September 30, 2023 and December 31, 2022 are $1,516,212 and $1,281,427 respectively.

Alset Business Development Pte. Ltd. (“ABD”) is a fellow subsidiary of the Company that is incorporated in Singapore. The amount due to ABD represents amount loaned by ABD to Hapi Cafe Inc. (“HCI”) for the investment on Ketomei Pte. Ltd (“Ketomei”) in March 2022. There is no written, executed agreement and no financial/non-financial covenants and the amount due to ABD is non-interest bearing. Since the amount due to ABD is due upon request, it is classified as a current liability. And the amount due to ABD at September 30, 2023 and December 31, 2022 are $178,457 and $179,596 respectively.

BMI Capital International Ltd. (“BMI”) is a fellow subsidiary of the Company that is incorporated in Hong Kong. The amount due to BMI represents amount paid by BMI on behalf of HWH World Ltd. For its daily operation. There is no written, executed agreement and no financial/non-financial covenants and the amount due to BMI is non-interest bearing. Since the amount due to BMI is due upon request, it is classified as a current liability. And the amount due to BMI at September 30, 2023 and December 31, 2022 are $1,438 and $0 respectively.

Note 11. Stockholders’ Equity

HWH has authorized 500,000,000 shares of common stock (par value $0.001 per share); and 10,000,000 shares of preferred stock (par value $0.001 per share). 10,000 shares of common stock and zero shares of preferred stock were issued and outstanding as of September 30, 2023 and December 31, 2022.

Note 12. Related Party Transactions

On June 10, 2021, HCI signed a convertible loan agreement with Ketomei, and HCI has agreed to grant Ketomei a loan of an aggregate principal amount of $75,525 (SG$100,000). On March 21, 2022, HCI signed a legally binding term sheet with Ketomei, and HCI has agreed to invest in Ketomei of $258,186 (SG$350,000) for 28% interest in Ketomei. The $263,414 (SG$350,000) investment is partially paid by the $75,525 (SG$100,000) loan borrowed to Ketomei and the accrued interest of $6,022 (SG$6,433). The balance of $183,311 (SG$243,567) was paid in cash.

On July 28, 2022 Hapi Café Inc. entered into binding term sheet (the “First Term Sheet”) with Ketomei Pte Ltd and Tong Leok Siong Constant, pursuant to which Hapi Café lent Ketomei $43,254 (SG$60,000). This loan has a 0% interest rate for the first 60 days and an interest rate of 8% per annum afterwards.

On August 4, 2022, the same parties entered into another binding term sheet (the “Second Term Sheet”) pursuant to which Hapi Café agreed to lend Ketomei up to $260,600 (SG$360,000) pursuant to a convertible loan, with a term of 12 months. After the initial 12 months, the interest on such loan will be 8%. As of September 30, 2023, the $263,766 (SG$360,000) loan was paid by the $214,903 (SG$293,310) loan borrowed to Ketomei and $48,862 (SG$66,690) was paid for the expenses on behalf of Ketomei. In addition, pursuant to the Second Term Sheet, the July 28, 2022, loan was modified to include conversion rights. The Parties agree that the conversion rate will be at approximately $0.022 per share.

On August 31, 2023, the same parties entered into another binding term sheet (the “Third Term Sheet”) pursuant to which Hapi Café agreed to lend Ketomei up to $36,634 (SG$50,000) pursuant to a convertible loan, with a term of 12 months. After the initial 24 months, the interest on such loan will be 3.5%. As of September 30, 2023, the $14,903 (SG$20,341) loan was paid to Ketomei. Hapi Café will pay the balance of $21,731 (SG$29,659) to Ketomei in the future.

The amount due from Ketomei at September 30, 2023 and December 31, 2022 are $326,146 and $197,247 respectively.

Revenue from F&B business amounted to approximately $4,981 and $1,216 were related to corporate sales, that revenue was derived from corporate sales to related parties who purchased meals and paid for their staff, during the nine months ended September 30, 2023 and 2022, respectively.

Note 13. Leases

The Company has operating leases for its office spaces in South Korea and two F&B stores in Singapore . The related lease agreements do not contain any material residual value guarantees or material restrictive covenants. Since the Company’s leases do not provide an implicit rate that can be readily determined, management uses a discount rate based on the incremental borrowing rate. The Company’s weighted-average remaining lease term relating to its operating leases is 1.65 years, with a weighted-average discount rate is 3.78%.

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The current portion of operating lease liabilities and the non-current portion of operating lease liabilities are presented on the balance sheets. Total lease expenses amounted to $382,080 and $253,475 which was included in general and administrative expenses in the statements of operations for the nine months ended September 30, 2023 and 2022, respectively. Total cash paid for operating leases amounted to $425,951 and $226,727 for the nine months ended September 30, 2023 and 2022, respectively. Supplemental balance sheet information related to operating leases was as follows (in $):

September 30, 2023

Right-of-use assets	694,152

Lease liabilities - current	451,651
Lease liabilities - non-current	254,702
Total lease liabilities	706,353

As of September 30, 2023, the aggregate future minimum rental payments under non-cancelable agreement are as follows (in $):

Maturity of Lease Liabilities	Total

12 months ended September 30, 2024	470,665
12 months ended September 30, 2025	260,284
Total undiscounted lease payments	730,948
Less: Imputed interest	(24,595)
Present value of lease liabilities	706,353
Operating lease liabilities - Current	451,651
Operating lease liabilities - Non-current	254,702

Note 14. Commitments and Contingencies

Contingencies

From time to time the Company may be named in claims arising in the ordinary course of business. Currently, no legal proceedings, government actions, administrative actions, investigations or claims are pending against the Company or involve the Company that, in the opinion of management, could reasonably be expected to have a material adverse effect on its business and financial condition. For all periods presented, the Company was not a party to any pending material litigation or other material legal proceedings.

Note 15. Disaggregation of Revenue

Selected financial information of the Company’s operating revenue for disaggregated revenue purposes by revenue source are as follows (in $): Product sales only represent sales to members, not third parties who are not members.

	Nine months ended September 30, 2023	Nine months ended September 30, 2022
Membership Fee	12,301	709,130
Product Sales	466	1,457
Food and Beverage	609,900	302,533
Total	622,677	1,013,120

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Note 16. Concentration Risk

The Company maintains cash balances at various financial institutions in different countries. These balances are usually secured by the central banks’ insurance companies. At times, these balances may exceed the insurance limits. As of September 30, 2023 and December 31, 2022, uninsured cash balances were $761,614 and $1,435,543, respectively.

Major Suppliers

For the nine months ended September 30, 2023, five suppliers accounted for approximately over 60% of the Company’s total costs of revenue.

For the nine months ended September 30, 2022, five suppliers accounted for approximately over 63% of the Company’s total costs of revenue.

Note 18. Subsequent Events

On January 9, 2024, the Company announced the completion of its previously announced business combination (the “Business Combination”), with Alset Capital Acquisition Corp.

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